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                                                                     Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-149499 on Form N-1A of our report dated December 9, 2008, relating to the statement of assets and liabilities of Van Kampen Global Tactical Asset Allocation Fund, a portfolio in the Van Kampen Trust II, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, which are also part of such Registration Statement.


/S/ DELOITTE & TOUCHE LLP
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Chicago, IL
December 9, 2008